                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     TCW CONVERTIBLE SECURITIES FUND INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             [LOGO APPEARS HERE]

                                                (R)

                     TCW CONVERTIBLE SECURITIES FUND, INC.
                           865 South Figueroa Street
                         Los Angeles, California 90017

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To be held on Wednesday, July 21, 1999

  Notice is hereby given that the annual meeting of shareholders of TCW Convertible Securities Fund, Inc. (the "Fund") will be held at The Wilshire Grand Hotel & Centre, 930 Wilshire Boulevard, Los Angeles, California 90017, at 11:00 A.M., Pacific Daylight Time, to consider and vote on the following matters:

  1. Election of eight directors to hold office until the next annual election of directors;

  2. Approval of an Amended and Restated Investment Advisory and Management Agreement;

  3. Ratification of the selection of Deloitte & Touche, LLP as independent auditors for the Fund; and

  4. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

  May 28, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting, and only holders of Common Stock of record at the close of business on that date will be entitled to vote.

                                          By Order of the Board of Directors

                                          PHILIP K. HOLL
                                          Secretary

June 11, 1999

 It is requested that you promptly execute the enclosed proxy and return it in the enclosed envelope thus enabling the Fund to avoid unnecessary expense and delay. No postage is required if mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                     TCW CONVERTIBLE SECURITIES FUND, INC.
                           865 South Figueroa Street
                         Los Angeles, California 90017

                                PROXY STATEMENT

  The accompanying proxy is solicited by the Board of Directors of TCW Convertible Securities Fund, Inc. (the "Fund") in connection with the annual meeting of shareholders to be held on Wednesday, July 21, 1999 at 11:00 A.M., Pacific Daylight Time. Any shareholder executing a proxy has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be by telephone or personal interview conducted by officers and regular employees of TCW Funds Management, Inc., the Fund's investment adviser (the "Adviser") or The Bank of New York, the Fund's transfer agent. The cost of solicitation of proxies will be partially borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about June 15, 1999.

  The Fund's Common Stock is the only class of outstanding voting securities of the Fund. The record date for determining shareholders entitled to notice of, and to vote at, the meeting has been fixed at the close of business on May 28, 1999, and each shareholder of record at that time is entitled to cast one vote for each share of Common Stock registered in his or her name. At May 28, 1999, 42,145,475 shares of Common Stock were outstanding and entitled to be voted. The Fund's Common Stock does not have cumulative voting rights. At
May 28, 1999, as far as known to the Fund, no person owned beneficially more than 5% of the outstanding Common Stock of the Fund.

                     1. ELECTION OF THE BOARD OF DIRECTORS

  At the meeting, eight directors are to be elected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless otherwise instructed, the proxy holders intend to vote proxies received by them for the eight nominees named below. The following schedule sets forth certain information regarding each nominee for election as director.

                            Principal Occupation
                           During Past Five Years                     Shares
   Name and Position        and Directorship of           Director Beneficially
     with the Fund            Public Companies        Age  Since     Owned(1)
   -----------------       ----------------------     --- -------- ------------
 Ernest O. Ellison*     Vice Chairman of the Board,    68   1987      14,840
 President and Director The TCW Group, Inc.; Vice
                        Chairman of the Board and
                        Chairman, Investment Policy
                        Committee, Trust Company of
                        the West; and Chairman,
                        Investment Policy Committee
                        of the Adviser and TCW
                        Asset Management Company.

 John C. Argue          Of Counsel, Argue Pearson      67   1997       1,500
 Director               Harbison & Myers; director,
                        Apex Mortgage Capital,
                        Inc., Avery Dennison
                        Corporation, Nationwide
                        Health Properties, Inc. and
                        TCW Galileo Funds, Inc.;
                        Advisory Director, LAACO
                        Ltd.; Trustee, TCW/DW
                        Funds. He is Chairman of
                        the Ross Hills Foundation.

 Norman Barker, Jr.     Former Chairman of the         76   1987       3,225
 Director(2)            Board, First Interstate
                        Bank of California and Vice
                        Chairman of the Board,
                        First Interstate Bancorp;
                        director, ICN
                        Pharmaceuticals, Inc., TCW
                        Galileo Funds, Inc., and
                        Bank Plus Corp.

 Richard W. Call        Former President, The          74   1987      12,243
 Director(2)            Seaver Institute (a private
                        foundation); director, TCW
                        Galileo Funds, Inc. and The
                        Seaver Institute. Mr. Call
                        is currently involved in
                        investment in emerging
                        market countries.

 Coleman W. Morton      Private investor; formerly     79   1987     226,000
 Director               Member of the Advisory
                        Board and President and
                        director, The Investment
                        Company of America.

 Charles A. Parker      Former director and            64   1988       2,073
 Director               Executive Vice President,
                        The Continental
                        Corporation; Former
                        Chairman and Chief
                        Executive Officer,
                        Continental Asset
                        Management Corporation; and
                        director, Underwriters
                        Reinsurance Co. and The
                        Minerva Fund.

 Lawrence J. Sheehan*   Of Counsel to, and Partner     66   1987       8,000
 Director               (1968 to 1994) of, the law
                        firm of O'Melveny & Myers,
                        legal counsel to the Fund
                        and the Adviser; director,
                        Source Capital, Inc., FPA
                        Capital Fund, Inc., FPA New
                        Income Fund, Inc. and FPA
                        Perennial Fund, Inc.,
                        Trustee of World Wide Index
                        Funds, a mutual fund
                        complex with thirteen
                        separate portfolios.

 Robert G. Sims*        Private Investor; director,    68   1991       3,600
 Director(2)            The TCW Group, Inc.

--------
 * Directors who are or may be deemed to be "interested persons" to the Fund as defined in the Investment Company Act of 1940, as amended (the "Act"). Mr. Ellison is an officer of the Fund and a shareholder and director of The TCW Group, Inc., the parent corporation of the Adviser. Mr. Sims is a director of the Fund and is a shareholder of and has served as a director of the parent corporation to the Adviser during the past two years. Mr. Sheehan is Of Counsel to, and a former partner of, legal counsel to the Fund and the Adviser.

(1) Direct voting and investment power as of May 28, 1999, except as otherwise noted in this footnote. Shares held by Mr. Ellison include 12,000 shares for which he holds voting and investment power as a custodian for a minor and trustee of a charitable trust. Shares held by Mr. Morton represent 226,000 shares for which he holds voting and investment power as trustee of four trusts of which he is also beneficiary. All officers and directors of the Fund as a group owned, as of May 28, 1999, beneficially less than 1% of the outstanding shares of its Common Stock. The column in the above table also does not include approximately 43,869 shares of Common Stock which are owned by the Adviser.

(2) Member of the Audit Committee of the Board of Directors.

  All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Directors may designate.

  The Board of Directors has not designated a nominating committee of the Board. The Board of Directors has designated the members identified by footnote (2) to the preceding table as the Audit Committee of the Board. The Audit Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording and financial reporting requirements of the Act. The Audit Committee also reviews compliance with the Fund's Code of Ethics by the executive officers, Directors and investment personnel of the Adviser. The Audit Committee held one meeting during the last fiscal year.

  During 1997, the Board of Directors held four meetings. Each nominee then in office attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) if a member of the Audit Committee, the total number of meetings held by such Committee.

  The Fund pays each Independent Director an annual fee of $7,500 plus a per meeting fee of $750 for meetings of the Board of Directors or Committees of the Board of Directors attended by the Director. The Fund also reimburses such Directors for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Directors and officers of the Fund who are employed by the Adviser or an affiliated company thereof receive no compensation nor expense reimbursement from the Fund.

  The following table illustrates the compensation paid to the Fund's independent directors (the Independent Directors") by the Fund for the fiscal year ended December 31, 1998.

                                                          Aggregate Compensation
     Name of Independent Director                             From the Fund
     ----------------------------                         ----------------------
     John C. Argue.......................................        $10,500
     Norman Barker, Jr. .................................         12,750
     Richard W. Call.....................................         12,000
     Coleman W. Morton...................................         10,500
     Charles A. Parker...................................         10,500

  The following table illustrates the compensation paid to Fund's Independent Directors for the calendar year ended December 31, 1998 by the TCW Galileo Funds, Inc. in the case of Messrs. Argue, Barker and Call, and, in the case of Mr. Argue, the TCW/DW Funds, as well as from the Fund. The TCW Galileo Funds, Inc. and TCW/DW Funds are included solely because the Fund's Adviser, TCW Funds Management, Inc., also serves as their investment adviser.

                                                                  Total Cash
                                                     Total Cash  Compensation
                                                    Compensation   from the
                                                    from the TCW TCW Galileo
                                 For Service as       Galileo    Funds, Inc.,
   Name of Independent       Director and Committee Funds, Inc.  TCW/DW Funds
   Director                    Member of the Fund   and the Fund and the Fund
   -------------------       ---------------------- ------------ ------------
   John C. Argue............        $10,500           $50,000      $112,331
   Norman Barker, Jr........         12,750            52,250           --
   Richard W. Call..........         12,000            51,500           --

   The following information relates to the executive officers of the Fund who are not directors of the Fund. The business address of each is 865 South Figueroa Street, Los Angeles, California 90017. Several of such officers own common stock of The TCW Group, Inc., the parent corporation of the Adviser.

   Name and Position           Principal Occupation                     Officer
     with the Fund            During Past Five Years                Age  Since
   -----------------          ----------------------                --- -------
 Alvin R. Albe, Jr.     Executive Vice President, Finance and        45  1998
 Senior Vice President  Administration, and director, Trust
                        Company of the West and TCW Asset
                        Management Company; President and
                        director, the Adviser and TCW Galileo
                        Funds, Inc.; Executive Vice President,
                        Finance and Administration, The TCW
                        Group, Inc.

 Kevin Hunter           Managing Director, Trust Company of the      40  1992
 Senior Vice President  West, TCW Asset Management Company, and
                        the Adviser.

 Thomas E. Larkin, Jr.  Executive Vice President and director,       59  1989
 Senior Vice President  The TCW Group, Inc.; Vice Chairman, TCW
                        Asset Management Company and the Adviser;
                        President and director, Trust Company of
                        the West; Vice Chairman of TCW Galileo
                        Funds, Inc.

   Name and Position           Principal Occupation                     Officer
     with the Fund            During Past Five Years                Age  Since
   -----------------          ----------------------                --- -------
 Hilary G. D. Lord      Managing Director, Chief Compliance          42  1988
 Senior Vice President  Officer and Assistant Secretary, Trust
 and                    Company of the West, TCW Asset Management
 Assistant Secretary    Company, and the Adviser; Assistant
                        Secretary, TCW Galileo Funds, Inc.
 Thomas D. Lyon         Managing Director, Trust Company of the      40  1998
 Senior Vice President  West, TCW Asset Management Company and
                        the Adviser. Prior to joining TCW in
                        1997, Mr. Lyon was a Vice President and a
                        Portfolio Manager with Transamerica
                        Investment Services.
 Michael E. Cahill      Managing Director, General Counsel and       48  1992
 General Counsel and    Secretary, Trust Company of the West, TCW
 Assistant Secretary    Asset Management Company, the Adviser and
                        The TCW Group, Inc. Mr. Cahill is also
                        Secretary of Apex Mortgage Capital, Inc.
 Philip K. Holl         Senior Vice President, Associate General     49  1994
 Secretary              Counsel and Assistant Secretary, Trust
                        Company of the West, TCW Asset Management
                        Company and the Adviser; Secretary, TCW
                        Galileo Funds, Inc.; Assistant Secretary,
                        Apex Mortgage Capital, Inc.; Former
                        General Counsel and Secretary, the
                        Reserve Group of Mutual Funds.
 Peter C. DiBona        Senior Vice President, Trust Company of      40  1998
                        the West, TCW Asset Management Company
                        and the Adviser; Treasurer, TCW Galileo
                        Funds, Inc. Prior to joining TCW in July
                        1994, he was a Vice President with U.S.
                        Affinity Investments, L.P.

     2. APPROVAL OF AN AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

  TCW Funds Management, Inc., a registered investment adviser, currently serves as the investment adviser to the Fund pursuant to the terms of an Investment Advisory and Management Agreement. Under the terms of the current Investment Advisory and Management Agreement (the "Current Agreement"), the Adviser is responsible for managing the investment of the Fund's assets, placing orders for the purchase and sale of portfolio securities directly with the issuers or with brokers or dealers selected by it in its discretion, administering the day-to-day operations of the Fund, furnishing the Fund with office space, providing officers and employees, and paying expenses related to the these services. Currently, the Adviser also provides the Fund with certain financial reporting and accounting services not otherwise provided by the Fund's custodian or transfer agent, including: maintaining the accounts, books and other documents which form the basis of the Fund's financial statements, preparing the financial statements themselves; and furnishing the Board periodic and special reports as requested. Under the Current Agreement, the Adviser receives an accounting fee of $25,000 for providing these services.

  Management of the Fund proposed that the Fund contract with an independent third party to provide the financial reporting and accounting services. In its proposal, management noted that the $25,000 accounting fee was established in 1987 and never increased, even though the Fund's assets have more than doubled and new types of securities added to the portfolio including Rule 144A securities and "synthetic" convertibles.

Management stated that rather than proposing an increase to its accounting fee, the Fund and its shareholders would be better served if the Fund contracted with a third party to provide these services. In its proposal management noted the benefits to the Fund of outsourcing the accounting and certain administration services.

  In considering the benefits of outsourcing accounting and certain administrative services, the Directors noted that the Fund would benefit in a number of ways. The new arrangement provides for an expansive disaster recovery system, critical to securing financial information. The proposed accounting service provider has a more sophisticated recovery system than the Adviser currently enjoys. Because the proposed accounting service provider does similar work for a significant number of other funds, the Fund would benefit from the "best practices of the industry". Finally, the Fund would benefit from third party review of daily financial transactions in outsourcing accounting and administrative services. Therefore, on May 7, 1999, after considering these and other factors, the Board of Directors, including a majority of the Directors who are not parties to Investment Advisory and Management Agreement or interested persons of any such party (the "Independent Directors"), approved subject to required shareholder approval, an Amended and Restated Investment Advisory and Management Agreement (the "New Agreement") between the Company and the Adviser reflecting certain changes described below and determined to recommend approval of the New Agreement to the shareholders of the Fund. In reviewing and reaching a decision concerning management's proposal, the Directors, including the Independent Directors, were advised by independent counsel. The New Agreement is expected to take effect approximately October 1, 1999.

  The terms and conditions of the New Agreement are identical in all material respects to those of the current Investment Advisory and Management Agreement, with the exception of the terms obligating the Adviser to provide accounting and certain other administrative services, its effective date and termination date. Under the New Agreement, the Fund will continue to retain the services of all the Adviser's personnel and employees who now provide investment management and administrative services to the Fund (with the exception of accounting and certain administrative services) and there will be no change in the current responsibilities of those personnel with respect to the Fund. No change is anticipated in the investment philosophy and practices currently followed by the Fund nor will any change occur in the advisory fee rate paid by the Fund. However, the Adviser will receive the benefit of not paying for providing accounting and certain administrative services.

The Current Investment Advisory and Management Agreement

  The Adviser has served as investment adviser to the Fund since the Fund's commencement of operations on March 5, 1987. The Current Agreement, dated February 17, 1987, was last continued by the Board of Directors, including a majority of the Independent Directors, at a meeting held on February 17, 1999. The Current Agreement was last approved by shareholders at the annual meeting held on July 30, 1998.

Investment Advisory Services

  Under the terms of the Current Agreement, the Adviser is responsible for making investment decisions and placing orders for the purchase of the Fund's investments, administering its day-to-day operations, and managing the Fund's business affairs, subject to the review and control of the Board of Directors. The Adviser is responsible for obtaining and evaluating economic, statistical and financial data and for formulating and implementing investment programs in furtherance of the Fund's investment objective.

  The Current Agreement provides that neither the Adviser, nor any director, officer, agent or employee of the Adviser, shall be liable or responsible to the Company or any of its shareholders for any error of judgement, mistake of law or any loss arising out of any investment, or for any other act of omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties.

  As compensation of the services rendered, facilities provided and expenses borne, the Adviser receives a monthly fee computed at the annual rate of 0.75% of the first $100 million of the Fund's average net assets, and 0.50% of the Fund's average net assets in excess of $100 million. Average net assets are determined by taking the average of the weekly determinations of net asset value for each week which ends during the month. In addition, the Fund reimburses the Adviser for the costs (up to maximum of $25,000 per year) of providing accounting and administrative services. For the fiscal year ended December 31, 1998, the Adviser received from the Fund $2,126,460 in advisory fees and $25,000 for accounting and administrative services. The advisory fee and reimbursement for accounting services equaled 0.56% of the Fund's average net assets for the year. The total net assets of the Fund were $393,588,138 on December 31, 1998.

The New Investment Advisory and Management Agreement

  The terms and conditions of the New Agreement are identical to those of the Current Agreement, with the exception of the terms relating to the provisions of accounting and certain other administrative services by the Adviser, its effective date and termination date. Under the New Agreement, the Fund is responsible for the cost of obtaining necessary accounting and certain other administrative services, and the Agreement therefore contains no provision for reimbursing the Adviser for providing these services. A form of Amended and Restated Investment Advisory and Management Agreement is attached as Exhibit
A. If the New Agreement is approved by shareholders it will become effective upon execution and will remain in effect, unless earlier terminated, for an initial two-year term, subject to annual review and continuation thereafter.

  In the event shareholders do not approve the New Agreement, the Current Agreement will remain in effect.

  The New Agreement provides that it will continue in effect from year to year after its initial two-year term, subject to annual approval by the Board or by vote of the holders of a majority of the outstanding shares of the Fund (as defined in the Act) and also, in either event, approval by a majority of the Independent Directors, cast in person at the meeting called for the purpose of voting on such approval. For this purpose, the vote of the holders of a majority of the outstanding shares of the Fund means the lesser of either the vote of (i) 67% or more of the voting securities of the Fund present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Fund. The New Agreement will terminate automatically in the event of its assignment, and may be terminated at any time, without the payment of any penalty by a vote of a majority of the outstanding securities (as defined in the Act) of the Fund or by a vote of a majority of the Fund's Board of Directors on 60 days' written notice to the Adviser, or by the Adviser on 90 days' written notice to the Fund.

Fund Expenses--Comparison of Current Agreement and New Agreement

  The advisory fees under the Amended and Restated Advisory and Management Agreement will not be higher than the advisory fees under the Current Agreement. The fees are identical under the New Agreement to those under the Current Agreement with the exception of the fact the Adviser will no longer provide accounting and certain administrative services to the Fund and therefore will not receive fees for accounting and administrative services.

  Because the Adviser will no longer provide accounting and certain administrative services to the Fund, the Fund will have to retain the services of a fund accounting agent. The Adviser will continue to provide accounting and certain administrative services to the Fund until any fund accounting agent agreement is in place. The total expenses borne by the Fund as a result may increase since any fees payable to the fund accounting agent may be higher than the fee the Fund paid to the Adviser for accounting and certain administrative services under the Current Agreement. The current and pro forma expenses for the Fund are stated in the table below. The figures shown under the pro forma expense column reflect the projected changes for the first year under the new accounting and administrative services agreement based on assets as of December 31, 1998. The actual expense ratio of the Fund for the current fiscal year may differ from those shown based on actual asset levels among other factors:

                     TCW Convertible Securities Fund, Inc.

                                                                           Pro
                                                                 Current  Forma
                                                                 Expense Expense
                                                                 ------- -------
     Annual Fund Operating Expenses
       Management Fees..........................................  0.560%  0.560%
       Other Expenses...........................................  0.170%  0.188%
         Total Annual Fund Operating Expenses...................  0.730%  0.748%

Expense Example

                1 Year         3 Years         5 Years        10 Years
            -------------- --------------- --------------- ---------------
                     Pro             Pro             Pro             Pro
            Current Forma  Current  Forma  Current  Forma  Current  Forma
            ------- ------ ------- ------- ------- ------- ------- -------
            $74.56  $76.39 $233.36 $239.05 $406.01 $415.84 $906.45 $927.93

  The example shows what you could pay in expenses over time. It uses the same hypothetical conditions that other funds use: $10,000 initial investment, 5% return annually and no changes in expenses. Because actual return and expenses will be different, the example is for comparison purposes only.

Information Concerning the Adviser

  The Advisory Agreement permits the Adviser to render advisory services to others. The Adviser presently serves as investment adviser to 36 other registered investment companies or their separate series which are registered under the Act, and to a number of foreign investment companies. The Adviser serves as investment adviser to the TCW Galileo Convertible Securities Fund, an open-end investment company with a similar investment objective to that of the Fund and which had, as of April 30, 1999, net assets of $43,594,588. For its services as investment adviser to the TCW Galileo Convertible Securities Fund, the Adviser receives monthly compensation calculated at a rate of 0.75% of the fund's average daily net assets.

  The Adviser is a wholly owned subsidiary of The TCW Group, Inc. ("The TCW Group"), a Nevada corporation, whose direct and indirect subsidiaries, including Trust Company of the West and TCW Asset Management Company, provide a variety of trust, investment management and investment advisory services. Ernest O. Ellison, Chairman and President of the Fund, is a shareholder of The TCW Group. As of March 31, 1999, the Adviser and its affiliated companies had over $55 billion under management or committed for management in various fiduciary and advisory capacities.

  The directors of the Adviser are Thomas E. Larkin, Jr., Marc I. Stern, Chairman, and Alvin R. Albe, Jr., President of the Adviser. Mr. Robert Day may be deemed to be a control person of the Adviser by virtue of the aggregate ownership by Mr. Day and his family of more than 25% of the outstanding voting stock of The TCW Group. The principal occupations of Messrs. Albe and Larkin are described in the preceding tables. Mr. Stern, 55, is Chairman of the Adviser and President and Director and of The TCW Group. The business address of Messrs. Albe, Day, Larkin and Stern, and of The TCW Group is 865 South Figueroa Street, Los Angeles, California 90017.

           3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  Shareholders are requested to ratify the selection by the Board of Directors (including a majority of directors who are not interested persons of the Fund as that term is defined in the Act) of the firm of Deloitte & Touche LLP ("Deloitte") as independent auditors for the Fund for the fiscal year ending December 31, 1999. The engagement of such independent auditors is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Representatives of Deloitte are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

Voting Requirements

  For purposes of this Annual Meeting of Shareholders, a quorum is present to transact business if the holders of a majority of the outstanding shares of the Fund entitled to vote at the meeting are present in person or by proxy. The shares represented by a proxy that is properly executed and returned will be considered to be present at the meeting even if the proxy is accompanied by instructions to withhold authority ("non-votes") or is marked with an abstention. Assuming a quorum is present, the following rules will apply to each item contained in this Proxy Statement:

  (a) Item 1--Election of Directors. The affirmative votes of a plurality of the votes cast at the meeting are required to elect each of the directors.

  (b) Item 2--Advisory Agreement. The affirmative vote of a majority (as defined in the Act) of the shares entitled to vote, which means (a) 67% or more of the shares represented at the meeting if more than 50% of the shares entitled to vote are so represented, or (b) more than 50% of the shares entitled to vote, whichever is less, is required to approve the Amended and Restated Investment Advisory and Management Agreement.

  (c) Item 3--Selection of Auditors. The approval of a majority of the votes cast at the meeting is required for the ratification of the selection of independent auditors.

  Based on the Fund's interpretation of Maryland law, it is the policy of the Fund that abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

                               4. OTHER MATTERS

  The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund is aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

Shareholder Proposals

  The date by which any shareholder proposal intended to be presented at the next annual meeting must be received by the Company for inclusion in the Fund's proxy statement and form of proxy relating to that meeting is February 14, 2000. A shareholder who wishes to offer a proposal for consideration at the year 2000 annual meeting after February 14, 2000, and who wants the proposal referenced in the Fund's proxy statement, may do so by submitting the proposal to the Corporate Secretary at the Fund's principal office by May 1, 2000.

Adjournment

  In the event that sufficient votes in favor of the proposals set forth in this Notice of Meeting and Proxy Statement are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                          By Order of the Board of Directors


                                          PHILIP K. HOLL
                                          Secretary

June 11, 1999

 Please complete, date and sign the enclosed proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED if mailed in the United States.


 A copy of the Fund's Annual Report for the year ended December 31, 1998 is available without charge upon request by writing the Fund at 865 South Figueroa Street, Los Angeles, California 90017 or telephoning it at 1-877-829-6587.

                                                                      EXHIBIT A

                             AMENDED AND RESTATED
                 INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

  Agreement made this       day of             , 1999 by and between TCW
CONVERTIBLE SECURITIES FUND, INC., a Maryland corporation ("Fund"), and TCW FUNDS MANAGEMENT, INC., a California corporation ("Adviser").

  Whereas, the Fund is engaged in the business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended ("1940 Act");

  Whereas, the Adviser is engaged in the business of providing investment advice and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

  Whereas, the Fund wishes to retain the Adviser to render investment advisory and management services; and

  Whereas, the Adviser is willing to perform such services.

  Now, therefore, the Fund and the Adviser agree as follows:

  1. Appointment. The Fund hereby employs the Adviser to provide investment advisory and management services for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

  2. Advisory and Management Services. The Adviser, subject to the direction and supervision of the Fund's Board of Directors and in conformity with applicable laws, the Fund's Articles of Incorporation, Bylaws, Registration Statement, Prospectus and stated investment objectives, policies and restrictions, shall:

    (a) Manage the investment of the Fund's assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial and other data, the determination of the industries and companies to be represented in the Fund's portfolio, the formulation and implementation of the Fund's investment program, and the determination from time to time of the securities and other investments to be purchased, retained or sold by the Fund;

    (b) Place orders for the purchase or sale of portfolio securities for the Fund's account with broker-dealers selected by the Adviser;

    (c) Administer the day to day operations of the Fund;

    (d) Furnish to the Fund office space at such place as may be agreed upon from time to time, and all office facilities, business equipment, supplies, utilities and telephone services necessary for managing the affairs and investments and keeping the general accounts and records of the Fund that are not maintained by the Fund's transfer agent, custodian, administrator or accounting or subaccounting agent, and arrange for officers or employees of the Adviser to serve, without compensation from the Fund, as officers, directors or employees of the Fund, if desired and reasonably required by the Fund.

    (e) Pay such expenses as are incurred by it in connection with providing the foregoing services, except as provided in Section 3 hereof.

  3. Fund Expenses. The Fund assumes and shall pay or cause to be paid all expenses of the Fund, including, without limitation: (a) all costs and expenses incident to any public offering of securities of the Fund, for cash or otherwise, including those relating to the registration of its securities under the Securities Act of 1933, as amended, and any qualification or notification of sale of its securities under state securities laws; (b) the charges and expenses of any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of independent accountants; (d) the charges and expenses of stock transfer and dividend disbursing agent or agents and registrar or registrars appointed by the Fund; (e) the charges and expenses of any administrator or accounting or subaccounting agent appointed by the Fund to provide accounting or administration services to the Fund; (f) brokerage commissions, dealer spreads, and other costs incurred in connection with proposed or consummated portfolio securities transactions; (g) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state, local or other governmental agencies; (h) the cost and expense of engraving, printing and issuing certificates representing securities of the Fund; (i) fees involved in registering and maintaining registrations of the Fund and of its securities with the Securities and Exchange Commission and various state and other jurisdictions; (j) all expenses of shareholders and directors meetings, and of preparing, printing and mailing proxy statements and reports to shareholders; (k) fees and expenses of directors of the Fund who are not "affiliated persons" of the Adviser, (l) all fees and expenses incident to any dividend reinvestment or distribution program; (m) charges and expenses of legal counsel to the "independent directors" or the Fund; (n) trade association dues; (o) interest payable on Fund borrowings; (p) any public relations or shareholder relations expense; (q) fees and expenses incident to the listing of securities of the Fund on any securities exchange; (r) premiums for a fidelity bond and any errors and omission insurance maintained by the Fund; and (s) any other ordinary or extraordinary expenses incurred by the Fund in the course of its business.

  4. Compensation. As compensation for the services performed, the Fund shall pay the Adviser as soon as practicable after the last day of each month a fee for such month computed at an annual rate of three quarters of one percent (.75%) of the first $100,000,000 of the Fund's average net assets and one half of one percent (.50%) of the Fund's average net assets in excess of $100,000,000. For the purpose of calculating such fee, the net asset value for a month shall be the average of the Fund's net asset values as determined on the last business day of each week which ends during the month. If this agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the foregoing compensation shall be prorated.

  5. Services Not Exclusive. The Fund understands that the Adviser and its affiliates may act in one or more capacities on behalf of other investment companies and advisory accounts and the Fund consents thereto. While information and recommendations supplied to the Fund shall, in the Adviser's judgement, be appropriate under the circumstances and in light of the investment objectives and policies of the Fund, they may be different from the information and recommendations supplied by the Adviser or its affiliates to other investment companies and advisory accounts. The Fund shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Fund recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by any other investment company or advisory account.

  6. Portfolio Transactions and Brokerage. In placing transactions and selecting brokers or dealers, the Adviser shall endeavor to obtain on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the "brokerage and research services" provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to review by the Fund's Board of Directors, to pay a broker or dealer which provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer--viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Fund.

  7. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

  8. Limitation of Liability. Neither the Adviser, nor any director, officer, agent or employee of the Adviser, shall be liable or responsible to the Fund or any of its shareholders for any error of judgement, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, negligence, reckless disregard of their respective duties.

  9. Nature of Relationship. The Fund and the Adviser are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them. The Adviser is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

  10. Duration and Termination. This Agreement shall become effective upon its execution and shall continue in effect until the earlier of two years from the date hereof or the first meeting of the shareholders of the Fund following the date hereof, and if approved at that meeting by the vote of a "majority of the outstanding voting securities" of the Fund, this Agreement shall thereafter continue in effect from year to year, provided its continuance is specifically approved at least annually (a) by vote of a "majority of the outstanding voting securities" of the Fund or by vote of the Board of Directors of the Fund, and (b) by vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Fund (either by vote of its Board of Directors or by vote of a "majority of the outstanding voting securities" of the Fund) may, at any time and without payment of any penalty, terminate this Agreement upon sixty days written notice to the Adviser; this Agreement shall automatically and immediately terminate in the event of its "assignment;" and the Adviser may terminate this Agreement without payment of any penalty on ninety days written notice to the Fund.

  11. Definitions. For the purposes of this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission, or such interpretive positions as may be taken by the Commission or its staff under said Act, and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder or such interpretive position as may be taken by the Commission or the staff under the Securities Exchange Act of 1934.

  12. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered to the party to this Agreement entitled to receive such notice at such address as such party may designate in writing.

  13. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California and the applicable provisions of the 1940 Act. To the extent applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

  In Witness Whereof, the parties hereto have executed and delivered this agreement on the day and year first above written in Los Angeles, California.

                                       TCW CONVERTIBLE SECURITIES FUND, INC.


                                       By:
                                           ------------------------------------
                                                        President
Attest:


---------------------------------
            Secretary

                                       TCW FUNDS MANAGEMENT, INC.


                                       By:
                                           ------------------------------------
                                                        President
Attest:


---------------------------------
            Secretary

                     TCW Convertible Securities Fund, Inc.
                                   P R O X Y



     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for use at an Annual Meeting of Shareholders to be held at The Wilshire Grand Hotel, 930 Wilshire Boulevard, Los Angeles, California 90017, on Wednesday, July 21, 1999, at 11:00 A.M., Pacific Daylight Time.

     The undersigned hereby appoints Alvin R. Albe, Jr., Ernest O. Ellison and Philip K. Holl and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Annual Meeting, and at all adjournments thereof, all shares of common stock of TCW Convertible Securities Fund, Inc. held of record by the undersigned on the record date for the meeting, upon the following matters and upon any other matter which may come before the meeting, in their discretion.

     Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR the election of the directors named in the Proposal 1 and FOR Proposals 2 and 3.


                       (Continued and to be signed and dated on the other side.)


                                      TCW CONVERTIBLE SECURITIES FUND, INC.
                                      P.O. BOX 11459
                                      NEW YORK, N.Y. 10203-0459

----------------

----------------



(1)  Election of Directors                 FOR all nominees         WITHHOLD AUTHORITY to vote              *EXCEPTIONS
                                           listed below    [X]      for all nominees listed below  [X]                     [X]


Nominees: Ernest O. Ellison, John C. Argue, Norman Barker, Jr., Richard W. Call,
Coleman W. Morton, Charles A. Parker, Lawrence J. Sheehan, Robert G. Sims
(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions_______________________________________________________________________________________________________________________

(2)  Proposal to approved an Amended and Restated                (3)  Proposal to ratify the selection of Deloitte & Touche LLP
     Investment and Management Agreement.                             as the Fund's Independent auditors.


FOR [X]            AGAINST [X]             ABSTAIN [X]            FOR [X]          AGAINST [X]            ABSTAIN [X]


                                                                  (4)  In their discretion, the proxies are authorized to vote upon such other business as may properly come
                                                                       before the meeting.

                                                                                 Change of Address and/or Comments
                                                                                 Mark Here
                                                                                                               [X]

                                                                       Receipt of Notice of Annual Meeting and
                                                                       Proxy Statement is hereby acknowledged.
                                                                       Important: Joint owners must EACH sign.  When
                                                                       signing as attorney, trustee, executor, administrator
                                                                       guardian or corporate officer, please give your
                                                                       full title.

                                                                       Dated ___________________________, 1999

                                                                       ______________________________________________
                                                                       Sign here exactly as name(s) appear(s) on left

                                                                      _______________________________________________
                                                                      Votes must be indicated
                                                                      (X) in Black or Blue ink. [X]


Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.